SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): May 29, 2002


                          ANTHRACITE CAPITAL, INC.
             (Exact name of Registrant as Specified in Charter)


         Maryland                    001-13937                13-397-8906
----------------------------    ---------------------   ---------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
of Incorporation)                   File Number)         Identification No.)


     40 East 52nd Street                                    10022
-------------------------------------------    ------------------------------
(Address of Principal Executive Offices)                   (Zip Code)


     Registrant's telephone number, including area code: (212) 409-3333


                                    N/A
------------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.           OTHER EVENTS

                  On May 29, 2002, Anthracite Capital, Inc. (the "Company") closed the sale of approximately $516 million(face amount) of its assets which included certain commercial mortgaged-backed securities and unsecured real estate investment trust obligations to Anthracite CDO I Ltd. (the "Issuer"), a newly formed company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company. The Issuer sold notes secured by these assets in a private placement. The Company received approximately $394 million (net of expenses and original issue discount) in cash from this transaction and retained the entire residual equity interest in the assets sold by acquiring preferred shares in the Issuer.

                  The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereof.



                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ANTHRACITE CAPITAL, INC.


                                            By:   /s/ Robert Friedberg
                                                  -------------------------
                                                  Name:   Robert Friedberg
                                                  Title:  Secretary

Dated:  June 3, 2002